UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2008

GEORGIA INTERNATIONAL MINING CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	000-582482	20-2308107
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

2601 E. Turquoise Drive, Phoenix, AZ 85028
(Address of principal executive offices)

Telephone: 602-206-3582
(Principal office)

Incorp Services, Inc.
375 N. Stephanie St. · Suite 1411, Henderson, NV 89014-8909 (702) 866-2500x2020
(Name, address and telephone number for Registered Office and Agent for Service)

Check  the  appropriate  box  below  if the  Form  8-K  filing  is  intended  to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐    Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(d)     On September 10, 2008, the Board of Directors of Georgia International Mining Corporation (the “Company”) accepted Mr. Mark Hague’s resignation as director and all positions held with the Company.  As a result, the Board of Directors appointed Mr. Edmond Forister as Sole Officer and Director.

Mr. Edmond Forister, 46, resident of Phoenix Arizona, in addition to his obligations at Georgia International Mining Corporation, is employed with Home Depot Supply in Phoenix, Arizona.  Mr. Foristet started with Home Depot in November 2001 and continues with Home Depot as the National Account Manager.  Mr. Forister was officer and director of American Busing Corporation (Giant Motor Sports OTCBB: GMOS) from December 2002 until January 2004. From November 2001 to February 2002 Mr. Forister was employed by Brady Industries responsible for the Phoenix, Arizona and surrounding From January 1990 to September 2001 Mr. Forister was employed by Grainger Industrial Supply as the Key Account Manager.

Item 9.01     Financial Statements and Exhibits.

List below the financial statements, pro forma financial information and exhibits, if any, filed as part of this report.

Exhibits:     None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORGIA INTERNATIONAL MINING CORPORATION (Registrant)

Date: September 12, 2008	By:	/s/ Ed Forister
Chief Executive Officer